Exhibit 23.1(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Radian Group Inc. of our report dated March 14, 2008 relating to the Radian Group Inc. financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Radian Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 18, 2008